Exhibit 99.1

Flutter response to Illinois Transaction Fee

June 10, 2025 (New York): Flutter Entertainment (NYSE:FLUT; LSE:FLTR), the world’s leading online sports betting and iGaming operator, notes the recent decision by the Illinois State legislature to introduce a betting transaction fee for licensed operators on all sports wagers placed within the state from July 1, 2025 (“Illinois Transaction Fee”).

In response, from September 1, 2025, FanDuel, Flutter’s US market-leading brand, announces that it will introduce a new $0.50 transaction fee on each bet placed on its platform in Illinois. This decision reflects the significant increase in the cost of operating in Illinois driven by the new Illinois Transaction Fee. The introduction of this fee by the state follows a substantial increase in the betting tax rate in Illinois in 2024. Following the 2024 increase, extensive efforts were made by FanDuel to absorb the cost fully without impacting customers.

Should the state reverse its decision at any point in the future, FanDuel will immediately remove the $0.50 transaction fee.

Peter Jackson, Flutter CEO, commented: “It is important to recognize that there is an optimal level for gaming tax rates that enables operators to provide the best experience for customers, maximize market growth and maximize revenue for states over time. We are disappointed that the Illinois Transaction Fee will disproportionately impact lower wagering recreational customers while also punishing those operators who have invested the most to grow the online regulated market in the state. We also believe the introduction of the Illinois Transaction Fee will likely motivate some Illinois-based customers to bet with unregulated operators. These operators do not contribute tax revenue to the state, will not collect the newly announced transaction fee and do not offer the same levels of customer protection that regulated operators provide.”

Media contacts

Lindsay Dunford, Corporate Communications

Rob Allen, Corporate Communications

Email: corporatecomms@flutter.com

About Flutter Entertainment plc

Flutter is the world’s leading online sports betting and iGaming operator, with a market leading position in the US and across the world. Our ambition is to leverage our size and our challenger mindset to change our industry for the better. By Changing the Game, we believe we can deliver long-term growth while promoting a positive, sustainable future for all our stakeholders. We are well-placed to do so through the distinctive, global advantages of the Flutter Edge, which gives our brands access to group-wide benefits, as well as our clear vision for sustainability through our Positive Impact Plan.

Flutter operates a diverse portfolio of leading online sports betting and iGaming brands including FanDuel, Sky Betting & Gaming, Sportsbet, PokerStars, Paddy Power, Sisal, Snai, tombola, Betnacional, Betfair, MaxBet, Junglee Games and Adjarabet. We are the industry leader with $14,048m of revenue globally for fiscal 2024, up 19% YoY, and $3,665m of revenue globally for the quarter ended March 31, 2025.

To learn more about Flutter, please visit our website at www.flutter.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believe(s)”, ”expect(s)”, “potential”, “continue(s)”, “may”, “will”, “should”, “could”, “would”, “seek(s)”, “predict(s)”, “intend(s)”, “trends”, “plan(s)”, “estimate(s)”, “anticipates”, “projection”, “goal”, “target”, “aspire”, “will likely result”, and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties and there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The ability to predict results or actual effects of our plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements. In addition, the ability to achieve estimated cost synergies in the timeframe described in this press release, or at all, is subject to various assumptions, which involve risks and uncertainties. In addition, we may incur additional or unexpected costs in connection with the matters discussed in this press release. The ability to predict results or actual effects of our plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements.

Factors that could cause Flutter’s results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” of Flutter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission (the “SEC”) and other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Flutter undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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